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              EQUITY RESIDENTIAL PROPERTIES TRUST
          CONSOLIDATED HISTORICAL
       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                            HISTORICAL
                                                             -----------------------------------------------------------------------
                                                               9/30/00    9/30/99   12/31/99   12/31/98  12/31/97 12/31/96 12/31/95
                                                             -----------------------------------------------------------------------
                                                                                       (Amounts in thousands)
REVENUES
  Rental income                                              $1,454,958  1,243,958 $1,711,738 $1,293,560 $707,733 $454,412 $373,919
  Fee and asset management                                        4,711      3,432      5,088      5,622    5,697    6,749    7,030
  Interest income - investment in mortgage notes                  8,282      8,502     12,559     18,564   20,366   12,819    4,862
  Income from investments in unconsolidated joint ventures       14,589      7,042     10,491      3,105        -        -        -
  Interest and other income                                      19,009     10,613     13,242     16,145   13,282    4,405    4,573
  Furniture income                                               14,228          -          -          -        -        -        -
                                                             ----------  --------- ---------- ---------- -------- -------- --------
     Total revenues                                           1,515,777  1,273,547  1,753,118  1,336,996  747,078  478,385  390,384
                                                             ----------  --------- ---------- ---------- -------- -------- --------
EXPENSES
  Property and maintenance                                      368,291    300,798    414,026    326,733  176,075  127,172  112,186
  Real estate taxes and insurance                               141,830    126,304    171,289    126,009   69,520   44,128   37,002
  Property management                                            56,204     42,817     61,626     53,101   26,793   17,512   15,213
  Fee and asset management                                        3,647      2,301      3,587      4,279    3,364    3,837    3,887
  Depreciation                                                  335,844    297,505    408,688    301,869  156,644   93,253   72,410
  Interest:
     Expense incurred                                           285,337    241,516    337,189    246,585  121,324   81,351   78,375
     Amortization of deferred financing costs                     4,063      2,773      4,084      2,757    2,523    4,242    3,444
  General and administrative                                     19,439     15,736     22,296     20,631   14,821    9,857    8,129
  Furniture operating costs                                       9,505          -          -          -        -        -        -
  Amortization of goodwill and intangibles                          767          -          -          -        -        -        -
                                                             ----------  --------- ---------- ---------- -------- -------- --------
     Total expenses                                           1,224,927  1,029,750  1,422,785  1,081,964  571,064  381,352  330,646
                                                             ----------  --------- ---------- ---------- -------- -------- --------
Income before extraordinary items                            $  290,850 $  243,797 $  330,333 $  255,032 $176,014 $ 97,033 $ 59,738
                                                             ========== ========== ========== ========== ======== ======== ========
Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                        $  285,337 $  241,516 $  337,189 $  246,585 $121,324 $ 81,351 $ 78,375
   Amortization of deferred financing costs                       4,063      2,773      4,084      2,757    2,523    4,242    3,444
   Preferred distributions                                       83,597     85,118    113,196     92,917   59,012   29,015   10,109
                                                             ---------- ---------- ---------- ---------- -------- -------- --------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                               $  372,997 $  329,407 $  454,469 $  342,259 $182,859 $114,608 $ 91,928
                                                             ========== ========== ========== ========== ======== ======== ========
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                               $  580,250 $  488,086 $  671,606 $  504,374 $299,861 $182,626 $141,557
                                                             ========== ========== ========== ========== ======== ======== ========
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)(3)             $  910,071 $  781,176 $1,074,072 $  801,065 $453,387 $273,800 $212,138
                                                             ========== ========== ========== ========== ======== ======== ========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                    1.56       1.48       1.48       1.47     1.64     1.59     1.54
                                                             ========== ========== ========== ========== ======== ======== ========
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                            2.44       2.37       2.36       2.34     2.48     2.39     2.31
                                                             ========== ========== ========== ========== ======== ======== ========

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(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                        $      890 $      710 $    1,009 $      183 $      - $      - $      -
                                                             ========== ========== ========== ========== ======== ======== ========
(2) Excludes non-real estate depreciation                    $   (5,830)$   (5,125)$   (7,231)$   (5,361)$ (3,118)$ (2,079)$ (1,829)
                                                             ========== ========== ========== ========== ======== ======== ========
(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                       $   (1,083)$        - $        - $        - $      - $      - $      -
                                                             ========== ========== ========== ========== ======== ======== ========
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